Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:

Investor Relations

610-925-2000

GENESIS HEALTHCARE REPORTS SOLID FIRST QUARTER 2019 RESULTS

KENNETT SQUARE, PA – (May 9, 2019) – Genesis Healthcare, Inc. (Genesis, or the Company) (NYSE:GEN), one of the largest post-acute care providers in the United States, today announced operating results for the first quarter ended March 31, 2019.

First Quarter 2019 Results

•	US GAAP revenue in the first quarter of 2019 was $1.16 billion compared to $1.30 billion in the first quarter of 2018;

•	US GAAP net loss attributable to Genesis Healthcare, Inc. in the first quarter of 2019 was $15.3 million compared to $68.5 million in the first quarter of 2018;

•	Adjusted EBITDAR in the first quarter of 2019 was $148.5 million compared to $150.6 million in the first quarter of 2018; and

•

Adjusted EBITDA in the first quarter of 2019, which was reduced by an increase in US GAAP basis lease expense of $64.4 million pursuant to the newly adopted lease accounting standard, was $54.4 million compared to $117.5 million in the first quarter of 2018.

“We continued to deliver solid operating results this quarter, exceeding consensus estimates and building on the positive momentum created last year,” noted George V. Hager, Jr., Chief Executive Officer of Genesis.  “This quarter experienced a continuation of favorable operating trends, including “same store” occupancy growth of 50 basis points, therapist efficiency reaching an all-time high and effective expense management and leveraging of our cost structure.  These trends served to fuel “same store” Adjusted EBITDAR growth of 6.5% and Adjusted EBITDAR margin expansion of 120 basis points.”

“Organizationally we remain squarely focused on providing quality care and service to our patients, preparing for the October 1, 2019 implementation of the Medicare Patient Driven Payment Model, as well as executing on our portfolio optimization strategy,” continued Hager.

Portfolio Optimization

Genesis continues to exit underperforming facilities and certain low density markets in order to focus on investment and growth in core, strategic markets. During the first quarter of 2019, Genesis divested or closed the operations of 10 facilities with approximate annual net revenue of $98 million, Adjusted EBITDA of $(0.7) million and a pre-tax net loss of $6.8 million. These transactions resulted in the reduction of approximately $3.6 million of annual cash lease payments.

As announced earlier, on January 31, 2019, Genesis also entered into a new real estate partnership (Partnership) with Next Healthcare Capital (Next) involving 15 skilled nursing facilities previously leased from Welltower Inc. (Welltower).  Welltower sold the real estate of the 15 facilities to the new Partnership, of which Genesis acquired a 46% ownership interest.  Genesis also acquired a fixed price purchase option to acquire the real estate which Genesis can exercise in 2026 at a 10% premium above the original acquisition cost. Genesis will continue to operate these facilities pursuant to a new lease with the Partnership.  The remaining interest is held by Next, a privately owned healthcare real estate investment firm. The 15 facilities had been included in the Company’s master lease with Welltower and were subject to 2.0% annual rent escalators. Under the new lease, there are no rent escalators for the first five years and there is a 2.0% annual rent escalator thereafter.

Subsequent to March 31, 2019, Genesis sold five owned facilities located in California and expects to close on the sale of three additional California owned facilities in the coming months.  The sale of all eight facilities, is expected to generate sale proceeds of approximately $89 million, which will be used to repay approximately $80 million of indebtedness.  In addition, Genesis divested two underperforming leased facilities, resulting in a reduction of $0.6 million of annual cash lease payments.  In aggregate, these 10 facilities generate approximate annual net revenue of $96.7 million, Adjusted EBITDA of $9.9 million and a pre-tax net income of $4.2 million.

Adoption of New Lease Accounting Standard

On January 1, 2019, Genesis adopted FASB Accounting Standards Codification Topic 842, Leases (Topic 842), which requires lessees to recognize leases on-balance sheet.  Genesis elected the option to apply the transition requirements in Topic 842 at the effective date of January 1, 2019 with the effects of initially applying Topic 842 recognized as a cumulative-effect adjustment to accumulated deficit in the period of adoption.  Therefore, comparative information for periods prior to January 1, 2019 has not been adjusted.

Topic 842 had a material effect on Genesis’s consolidated financial statements.  The most significant effects of adoption relate to (1) the recognition of new right-of-use (ROU) assets and lease liabilities on its consolidated balance sheet for real estate operating leases; (2) the derecognition of existing assets and liabilities for sale-leaseback transactions that previously did not qualify for sale accounting; and (3) providing significant new disclosures about its leasing activities.

Upon adoption, Genesis:

•

Recognized additional operating lease liabilities of $0.6 billion and corresponding ROU assets of $0.5 billion, with a resulting net impact of $0.1 billion recognized as an increase to opening accumulated deficit at January 1, 2019.

•

Derecognized existing financing obligations of $2.7 billion and existing property and equipment of $1.7 billion.  For these contracts, Genesis recognized new operating lease liabilities and corresponding ROU assets on its consolidated balance sheet of $1.9 billion.  The resulting net impact of approximately $1.0 billion was recognized as a decrease to opening accumulated deficit at January 1, 2019.

For the quarter ended March 31, 2019, adoption of Topic 842 had the effect of decreasing pretax loss on the consolidated statement of operations by approximately $17.7 million, resulting from an increase in lease expense of $64.4 million, a decrease in interest expense of $65.4 million and a decrease in depreciation expense of $16.7 million.

Adoption of Topic 842 had no impact on Genesis’s cash flow or financial covenants.

Conference Call

Genesis Healthcare, Inc. will hold a conference call at 8:30 a.m. Eastern Time on Friday,  May 10, 2019.  Investors can access the conference call by calling (855) 849-2198 or live via a listen-only webcast through the Genesis website at http://www.genesishcc.com/investor-relations/, where a replay of the call will also be posted for one year.

About Genesis Healthcare, Inc.

Genesis Healthcare, Inc. (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with more than 400  skilled nursing facilities and assisted/senior living communities in 29 states nationwide. Genesis subsidiaries also supply rehabilitation therapy to approximately 1,200 healthcare providers in 46 states, the District of Columbia and China.  References made in this release to "Genesis," "the Company," "we," "us" and "our" refer to Genesis Healthcare, Inc. and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities

Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “plans,” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, anticipated cost management, anticipated business development, anticipated financing activities and anticipated demographic and supply-demand trends facing the industry. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

• reductions and/or delays in Medicare or Medicaid reimbursement rates, or changes in the rules governing the Medicare or Medicaid programs could have a material adverse effect on our revenues, financial condition and results of operations;

• reforms to the U.S. healthcare system that have imposed new requirements on us and uncertainties regarding potential material changes to such reforms;

• revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;

• our success being dependent upon retaining key executives and personnel;

• it can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which, along with a growing number of minimum wage and compensation related regulations, can increase our costs related to these employees;

• recently enacted changes in Medicare reimbursements for physician and non-physician services could impact reimbursement for medical professionals;

• we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

• our physician services operations are subject to corporate practice of medicine laws and regulations. Our failure to comply with these laws and regulations could have a material adverse effect on our business and operations;

• we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice. These investigations and audits could result in adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition, and reputation;

• significant legal actions, which are commonplace in our industry, could subject us to increased operating costs, which could materially and adversely affect our results of operations, liquidity, financial condition, and reputation;

• insurance coverages, including professional liability coverage, may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

• failure to maintain effective internal control over financial reporting could have an adverse effect on our ability to report on our financial results on a timely and accurate basis;

• we may be unable to reduce costs to offset decreases in our patient census levels or other expenses timely and completely;

• completed and future acquisitions may consume significant resources, may be unsuccessful and could expose us to unforeseen liabilities and integration risks;

• we lease a significant number of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions, special charges and leases that are not economically efficient in the current business environment;

• our substantial indebtedness, scheduled maturities and disruptions in the financial markets could affect our ability to obtain financing or to extend or refinance debt as it matures, which could negatively impact our results of operations, liquidity, financial condition and the market price of our common stock;

•  exposure to the credit and non-payment risk of our contracted customer relationships, including as a result from bankruptcy, receivership, liquidation, reorganization or insolvency, especially during times of systemic industry pressures, economic conditions, regulatory uncertainty and tight credit markets, which could result in material losses; and

• some of our directors are significant stockholders or representatives of significant stockholders, which may present issues regarding diversion of corporate opportunities and other potential conflicts.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission,  discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this release. Investors are cautioned not to place undue reliance on these forward-looking statements.

###

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended March 31,
	2019	2018
Net revenues	$1,161,640	$1,301,072
Salaries, wages and benefits	642,410	735,770
Other operating expenses	342,538	384,160
General and administrative costs	35,532	39,875
Lease expense	94,061	33,071
Depreciation and amortization expense	38,195	51,503
Interest expense	51,516	115,037
Loss on early extinguishment of debt	—	10,286
Investment income	(1,864)	(1,047)
Other (income) loss	(16,917)	68
Transaction costs	1,261	12,095
Long-lived asset impairments	—	28,360
Equity in net (income) loss of unconsolidated affiliates	(61)	220
Loss before income tax expense	(25,031)	(108,326)
Income tax expense	51	347
Net loss	(25,082)	(108,673)
Less net loss attributable to noncontrolling interests	9,819	40,135
Net loss attributable to Genesis Healthcare, Inc.	$(15,263)	$(68,538)
Loss per common share:
Basic and diluted:
Weighted-average shares outstanding for loss from continuing operations per share	103,715	98,252
Net loss attributable to Genesis Healthcare, Inc.	$(0.15)	$(0.70)

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS)

	March 31,	December 31,
	2019	2018
Assets:
Current assets:
Cash and equivalents	$14,464	$20,865
Restricted cash and equivalents	31,921	73,762
Accounts receivable, net of allowance for doubtful accounts	602,374	622,717
Other current assets	160,256	158,281
Total current assets	809,015	875,625
Property and equipment, net of accumulated depreciation	679,749	2,887,554
Finance lease right-of-use asset, net of accumulated amortization	523,167	—
Operating lease right-of-use asset	2,235,128	—
Restricted cash and equivalents	52,119	47,649
Identifiable intangible assets, net of accumulated amortization	95,015	119,082
Goodwill	85,642	85,642
Other long-term assets	300,088	248,071
Total assets	$4,779,923	$4,263,623

Liabilities and Stockholders' Deficit:
Current liabilities:
Accounts payable and accrued expenses	$461,661	$462,599
Accrued compensation	164,299	172,726
Other current liabilities	351,234	276,887
Total current liabilities	977,194	912,212

Long-term debt	1,167,167	1,082,933
Finance lease obligations	836,309	967,942
Operating lease obligations	2,279,493	—
Financing obligations	—	2,732,939
Other long-term liabilities	644,721	612,463
Stockholders' deficit	(1,124,961)	(2,044,866)
Total liabilities and stockholders' deficit	$4,779,923	$4,263,623

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Three months ended March 31,
	2019	2018
Net cash provided by (used in) operating activities (1)	$12,146	$(6,087)
Net cash used in investing activities	(203,419)	(17,867)
Net cash provided by financing activities	147,501	87,423
Net (decrease) increase in cash, cash equivalents and restricted cash and equivalents	(43,772)	63,469
Beginning of period	142,276	58,638
End of period	$98,504	$122,107

(1) - Net cash provided by operating activities in the three months ended March 31, 2019 and 2018 includes approximately $1.3  million and $12.1 million, respectively, of cash payments for transaction-related costs.

GENESIS HEALTHCARE, INC.

KEY PERFORMANCE AND VALUATION MEASURES

(UNAUDITED)

	Three months ended March 31,
	2019	2018
Financial Results (in thousands)
Net revenues	$1,161,640	$1,301,072
EBITDA	64,680	58,214
Adjusted EBITDAR	148,497	150,618
Adjusted EBITDA	54,436	117,547
Net loss attributable to Genesis Healthcare, Inc.	(15,263)	(68,538)

INPATIENT SEGMENT:

	Three months ended March 31,
	2019	2018
Occupancy Statistics - Inpatient
Available licensed beds in service at end of period	47,271	54,554
Available operating beds in service at end of period	45,306	52,419
Available patient days based on licensed beds	4,313,860	4,909,860
Available patient days based on operating beds	4,135,173	4,718,119
Actual patient days	3,591,045	4,006,121
Occupancy percentage - licensed beds	83.2%	81.6%
Occupancy percentage - operating beds	86.8%	84.9%
Skilled mix	19.0%	20.1%
Average daily census	39,901	44,512
Revenue per patient day (skilled nursing facilities)
Medicare Part A	$526	$526
Insurance	454	458
Private and other	358	335
Medicaid	230	224
Medicaid (net of provider taxes)	211	204
Weighted average (net of provider taxes)	$278	$276
Patient days by payor (skilled nursing facilities)
Medicare	366,784	450,022
Insurance	279,584	314,827
Total skilled mix days	646,368	764,849
Private and other	189,621	236,095
Medicaid	2,556,143	2,805,552
Total Days	3,392,132	3,806,496
Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	10.8%	11.8%
Insurance	8.2%	8.3%
Skilled mix	19.0%	20.1%
Private and other	5.6%	6.2%
Medicaid	75.4%	73.7%
Total	100.0%	100.0%
Facilities at end of period
Skilled nursing facilities
Leased	314	359
Owned	42	44
Joint Venture	20	5
Managed *	12	35
Total skilled nursing facilities	388	443
Total licensed beds	47,050	54,483
Assisted/Senior living facilities:
Leased	20	19
Owned	3	4
Joint Venture	1	1
Managed	2	2
Total assisted/senior living facilities	26	26
Total licensed beds	2,209	2,209
Total facilities	414	469

Total Jointly Owned and Managed— (Unconsolidated)	14	15

REHABILITATION THERAPY SEGMENT**:

	Three months ended March 31,
	2019	2018
Revenue mix %:
Company-operated	37%	38%
Non-affiliated	63%	62%
Sites of service (at end of period)	1,237	1,460
Revenue per site	$149,821	$156,874
Therapist efficiency %	72%	68%

* In 2018, includes 20 facilities located in Texas for which the real estate is owned by Genesis.

** Excludes respiratory therapy services.

Reasons for Non-GAAP Financial Disclosure

The following discussion includes references to Adjusted EBITDAR, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures (collectively, Non-GAAP Financial Measures). A Non-GAAP Financial Measure is a numerical measure of a registrant’s historical or future financial performance, financial position and cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States.  We have provided reconciliations of the Non-GAAP Financial Measures to the most directly comparable GAAP financial measures.

We believe the presentation of Non-GAAP Financial Measures provides useful information to investors regarding our results of operations because these financial measures are useful for trending, analyzing and benchmarking the performance and value of our business.  By excluding certain expenses and other items that may not be indicative of our core business operating results, these Non-GAAP Financial Measures:

•allow investors to evaluate our performance from management’s perspective, resulting in greater transparency with respect to supplemental information used by us in our financial and operational decision making;

•facilitate comparisons with prior periods and reflect the principal basis on which management monitors financial performance;

•facilitate comparisons with the performance of others in the post-acute industry;

•provide better transparency as to the measures used by management and others who follow our industry to estimate the value of our company; and

•allow investors to view our financial performance and condition in the same manner as our significant landlords and lenders require us to report financial information to them in connection with determining our compliance with financial covenants.

We use Non-GAAP Financial Measures primarily as performance measures and believe that the GAAP financial measure most directly comparable to them is net income (loss) attributable to Genesis Healthcare, Inc.  We use Non-GAAP Financial Measures to assess the value of our business and the performance of our operating businesses, as well as the employees responsible for operating such businesses.  Non-GAAP Financial Measures are useful in this regard because they do not include such costs as interest expense, income taxes and depreciation and amortization expense which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates.  By excluding such factors when measuring financial performance, many of which are outside of the control of the employees responsible for operating our business units, we are better able to evaluate value and the operating performance of the business unit and the employees responsible for business unit performance.  Consequently, we use these Non-GAAP Financial Measures to determine the extent to which our employees have met performance goals, and therefore the extent to which they may or may not be eligible for incentive compensation awards.

We also use Non-GAAP Financial Measures in our annual budget process.  We believe these Non-GAAP Financial Measures facilitate internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance.  The presentation of these Non-GAAP Financial Measures is consistent with our past practice and we believe these measures further enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

Although we use Non-GAAP Financial Measures as financial measures to assess value and the performance of our business, the use of these Non-GAAP Financial Measures is limited because they do not consider certain material costs necessary to operate the business.  These costs include our lease expense (only in the case of Adjusted EBITDAR), the cost to service debt, the depreciation and amortization associated with our long-lived assets, losses on early extinguishment of debt, transaction costs, long-lived asset impairment charges, federal and state income tax expenses, the operating results of our discontinued businesses and the income or loss attributable to noncontrolling interests.  Because Non-GAAP Financial Measures do not consider these important elements of our cost structure, a user of our financial information who relies on Non-GAAP Financial Measures as the only measures of our performance could draw an incomplete or misleading conclusion regarding our financial performance.  Consequently, a user of our financial information should consider net loss attributable to Genesis Healthcare, Inc. as an important measure of its financial performance because it provides the most complete measure of our performance.

Other companies may define Non-GAAP Financial Measures differently and, as a result, our Non-GAAP Financial Measures may not be directly comparable to those of other companies.  Non-GAAP Financial Measures do not represent net income (loss), as defined by GAAP. Non-GAAP Financial Measures should be considered in addition to, not as a substitute for, or superior to, GAAP Financial Measures.

We use the following Non-GAAP Financial Measures that we believe are useful to investors as key valuation and operating performance measures:

EBITDA

We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (interest expense) and our asset base (depreciation and amortization expense) from our operating results.  In addition, covenants in our debt agreements use EBITDA as a measure of financial compliance.

Adjustments to EBITDA

We adjust EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance,  in the case of Adjusted EBITDA.  We believe that the presentation of Adjusted EBITDA, when combined with GAAP net loss attributable to Genesis Healthcare, Inc., and EBITDA, is beneficial to an investor’s complete understanding of our operating performance. In addition, such adjustments are substantially similar to the adjustments to EBITDA provided for in the financial covenant calculations contained in our lease and debt agreements.

We adjust EBITDA for the following items:

•

Loss on early extinguishment of debt. We recognize gains or losses on the early extinguishment of debt when we refinance our debt prior to its original term, requiring us to write-off any unamortized deferred financing fees.  We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe these gains and losses do not accurately reflect the underlying performance of our operating businesses.

•

Other (income) loss.  We primarily use this income statement caption to capture gains and losses on the sale or disposition of assets.  We exclude the effect of such gains and losses because we believe they do not accurately reflect the underlying performance of our operating businesses.

•

Transaction costs. In connection with our acquisition and disposition transactions, we incur costs consisting of investment banking, legal, transaction-based compensation and other professional service costs.  We exclude acquisition and disposition related transaction costs expensed during the period because we believe these costs do not reflect the underlying performance of our operating businesses.

•

Long-lived asset impairments.  We exclude non-cash long-lived asset impairment charges because we believe including them does not reflect the ongoing performance of our operating businesses.  Additionally, such impairment charges represent accelerated depreciation expense, and depreciation expense is also excluded from EBITDA.

•

Severance and restructuring.  We exclude severance costs from planned reduction in force initiatives associated with restructuring activities intended to adjust our cost structure in response to changes in the business environment.  We believe these costs do not reflect the underlying performance of our operating businesses.  We do not exclude severance costs that are not associated with such restructuring activities.

•

Losses of newly acquired, constructed or divested businesses.  The acquisition and construction of new businesses is an element of our growth strategy.  Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition.  Newly constructed or developed businesses also generate losses while in their start-up phase.  We view these losses as both temporary and an expected component of our long-term investment in the new venture.  We adjust these losses when computing Adjusted EBITDA in order to better analyze the performance of our mature ongoing business.  The activities of such businesses are adjusted when computing Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA.  The divestiture of underperforming or non-strategic facilities is also an element of our business strategy.  We eliminate the results of divested facilities beginning in the quarter in which they become divested.  We view the income or losses associated with the wind-down of such divested facilities as not indicative of the performance of our ongoing operating business.

•

Stock-based compensation.  We exclude stock-based compensation expense because it does not result in an outlay of cash and such non-cash expenses do not reflect the underlying performance of our operating businesses.

•

Regulatory defense and related costs.  We exclude the costs of investigating and defending the inherited legal matters associated with prior transactions.  We believe these costs are non-recurring in nature as they will no longer be recognized following the final settlement of these matters. Also, we do not believe the excluded costs reflect underlying performance of our operating businesses.

See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to EBITDA and Adjusted EBITDA included herein.

Adjusted EBITDAR

We use Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures.  Adjusted EBITDAR is also a commonly used measure to estimate the enterprise value of businesses in the healthcare industry. In addition, financial covenants in our lease agreements use Adjusted EBITDAR as a measure of compliance.

The adjustments made and previously described in the computation of Adjusted EBITDA are also made when computing Adjusted EBITDAR.  See the reconciliation of net loss attributable to Genesis Healthcare, Inc. to Adjusted EBITDAR included herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

(IN THOUSANDS)

	Three months ended March 31,
	2019	2018

Net loss attributable to Genesis Healthcare, Inc.	$(15,263)	$(68,538)
Adjustments to compute EBITDA:
Net loss attributable to noncontrolling interests	(9,819)	(40,135)
Depreciation and amortization expense	38,195	51,503
Interest expense	51,516	115,037
Income tax expense	51	347
EBITDA	64,680	58,214
Adjustments to compute Adjusted EBITDA:
Loss on early extinguishment of debt	—	10,286
Other (income) loss	(16,917)	68
Transaction costs	1,261	12,095
Long-lived asset impairments	—	28,360
Severance and restructuring	1,446	2,841
Losses of newly acquired, constructed, or divested businesses	1,879	3,100
Stock-based compensation	2,087	2,427
Regulatory defense and related costs	—	156
Adjusted EBITDA	$54,436	$117,547

Additional lease payments not included in GAAP lease expense	$13,567	$77,932
Total cash lease payments made pursuant to operating leases, finance leases and financing obligations	107,628	111,003

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO GENESIS HEALTHCARE, INC. TO ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS)

	Three months ended March 31,
	2019	2018

Net loss attributable to Genesis Healthcare, Inc.	$(15,263)	$(68,538)
Adjustments to compute Adjusted EBITDAR:
Net loss attributable to noncontrolling interests	(9,819)	(40,135)
Depreciation and amortization expense	38,195	51,503
Interest expense	51,516	115,037
Income tax expense	51	347
Lease expense	94,061	33,071
Loss on early extinguishment of debt	—	10,286
Other (income) loss	(16,917)	68
Transaction costs	1,261	12,095
Long-lived asset impairments	—	28,360
Severance and restructuring	1,446	2,841
Losses of newly acquired, constructed, or divested businesses	1,879	3,100
Stock-based compensation	2,087	2,427
Regulatory defense and related costs	—	156
Adjusted EBITDAR	$148,497	$150,618